Exhibit 99.1

Contact:

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	sbell@fbvirginia.com

News Release
October 28, 2015

First National Corporation Announces Third Quarter Earnings

Strasburg, Virginia (October 28, 2015) --- First National Corporation (the “Company”) (OTC: FXNC), the parent company of First Bank (the “Bank”), reported net income of $726 thousand, or $0.08 per basic and diluted share for the quarter ended September 30, 2015 compared to $1.2 million, or $0.19 per basic and diluted share for the same period of 2014.  The current year results were impacted by higher noninterest expenses from the Bank’s recent expansion.

Operating Highlights

•	Total assets increased $169.5 million from one year ago to $688.9 million
•	Net loan growth of $15.2 million for the quarter and $35.9 million over the last twelve months
•	Deposits increased $175.0 million to $613.9 million while the cost to fund earning assets decreased to 0.21%
•	Net interest income increased $675 thousand or 14%
•	Noninterest income increased $590 thousand or 36%
•	Substandard loans cut almost in half as balances decreased by $9.6 million or 48%
•	Began an efficiency initiative to streamline processes, improve customer service and reduce expenses

“We are pleased with the progress made during the quarter as we successfully deployed deposits assumed in the recent branch acquisition,” said Scott C. Harvard, President and CEO of the Company.  Harvard continued, “Our team was able to deploy recently acquired deposits into loans and securities during the quarter, making a positive impact on margin and net interest income. The new south region lending team under the leadership of Butch Smiley was a strong contributor to our success for the period. Moving forward, we will work to build on this loan momentum while focusing on streamlining processes and improving efficiency across the Company.”

Third Quarter Earnings

Net income totaled $726 thousand for the third quarter of 2015 compared to $1.2 million for the same period of 2014.  The return on average assets was 0.42% for the quarter compared to 0.95% for the same quarter one year ago, and the return on average equity was 4.80% compared to 8.64%.  Significant increases in total revenue (net interest income plus noninterest income) were offset by higher noninterest expenses that resulted from the recent expansion of the Bank’s branch network and the addition of seasoned commercial bankers in our southern region.  The new employees hired and the acquisition and operation of six additional banking offices increased expenses mostly in salaries and employee benefits, occupancy and equipment, as well as a core deposit intangible amortization expense.

The Company experienced total revenue growth of $1.3 million or 20% compared to the same period one year ago.  Net interest income increased $675 thousand or 14% to $5.4 million for the third quarter compared to $4.8 million for the same period one year ago.  The increase in net interest income was driven primarily by net loan growth of $35.9 million, securities portfolio growth of $58.7 million, and a steady reduction in the cost to fund earning assets.  The benefit of the higher volume of earning assets outweighed the lower net interest margin of 3.40% for the quarter.  The net interest margin was 3.92% for the same quarter in 2014. The net interest margin was impacted by the second quarter branch acquisition which included the assumption of $186 million of deposits with no loans, resulting in higher balances of interest-bearing deposits in banks.

Noninterest income increased 36% or $590 thousand to $2.2 million for the period compared to $1.7 million for the same quarter one year ago. Included in the improved noninterest income categories were revenue from service charges on deposit accounts which increased $242 thousand or 37%, and ATM and check card fees which increased $162 thousand or 44%. The increases in revenue from service charges on deposit accounts and ATM and check card fees were driven by the increase in the number of transaction-based core deposit accounts assumed in the acquisition.

Noninterest expense increased to $6.7 million for the quarter compared to $4.8 million for the same period in the prior year as a result of the additional banking offices and bankers.  The new bankers and the six banking offices had a significant impact on salaries and employee benefits, occupancy and equipment, and the core deposit intangible amortization expense categories.  The Bank began an initiative in October 2015 to streamline processes, improve customer service, and reduce operating expenses with the intention of improving the efficiency ratio in future periods.  During the quarter, the Company eliminated the position of CEO of the mortgage division and began to adjust staffing based on production levels.

Asset quality continued to improve and economic indicators remained favorable in the Bank’s market area.  There was no provision for loan loss required during the quarter as the increase in the general reserve component of the allowance for loan losses was offset by the decrease in the specific reserve component.  The allowance for loan losses totaled $5.6 million, or 1.37% of total loans at September 30, 2015.  This compared to a recovery of loan losses of $100 thousand and an allowance for loan losses of $9.7 million, or 2.59% of total loans, at the end of the third quarter of 2014.

Third Quarter 2015 Earnings Compared to Second Quarter 2015

The Company experienced an improvement in several areas when comparing the third quarter to the second quarter of 2015. Net income, net interest income and the net interest margin all increased.  In addition, noninterest expense declined in the first full quarter following the branch acquisition.  Net income increased by $282 thousand to $726 thousand for the third quarter of 2015 compared to $444 thousand for the second quarter of 2015.  The return on average assets was 0.42% compared to 0.27%, and the return on average equity was 4.80% compared to 2.97%.

Net interest income increased $358 thousand or 7% to $5.4 million for the third quarter 2015 compared to $5.1 million for the second quarter of 2015, which was driven by $15.2 million of net loan growth during the quarter.  The net interest margin improved to 3.40% from 3.29% as the Bank continued to deploy interest-bearing deposits in banks into loans and securities.

Total noninterest income was $2.2 million for the period compared to $2.3 million last quarter.  Revenue from service charges on deposits increased by $145 thousand, or 19%, due to increased checking account activity. Other operating income decreased by $227 thousand, which was attributable to a $201 thousand gain recorded during the second quarter from the branch acquisition.  Noninterest expense decreased to $6.7 million for the quarter compared to $6.9 million for the prior quarter.

Year-to-Date Earnings

Net income totaled $1.7 million for the nine months ended September 30, 2015, compared to $3.9 million for the same period of 2014. The return on average assets was 0.37% for the period compared to 1.00% for the same period one year ago, and the return on average equity was 3.82% compared to 9.41% for the same period in 2014.

Net interest income increased $1.3 million, or 9%, to $15.1 million for the period, compared to $13.8 million for the same period one year ago. The increase was primarily attributable to higher loan balances and higher securities balances during the first nine months of 2015 compared to the same period of 2014.  The net interest margin was 3.52% compared to 3.82% for the same period of 2014. The lower net interest margin resulted from the significant increase in interest-bearing deposits in banks from cash received from the recent branch acquisition.

Noninterest income increased by $1.1 million, or 23% when comparing the periods. The increase resulted primarily from the recent branch acquisition which included the assumption of a significant amount of transaction-based core deposit accounts. Service charges on deposits increased by $268 thousand, or 14%, ATM and check card fees increased $308 thousand, or 29%, and fees for other customer services increased $156 thousand, or 51%. In addition, net gains on sale of loans increased $158 thousand, and other operating income increased by $209 thousand mostly from a $201 thousand gain recorded from the branch acquisition.

Noninterest expense increased $5.1 million, or 37%, to $19.0 million for the period compared to $13.9 million for the same period in the prior year. Branch acquisition expenses totaled $897 thousand during the nine months ended September 30, 2015.  Salaries and employee benefit costs increased by $2.6 million to $10.4 million, occupancy expense increased by $156 thousand to $1.1 million, and equipment expense increased by $205 thousand to $1.1 million for the period in order to accommodate the larger organization. Amortization expense increased $414 thousand related to the core deposit intangible recorded from the branch acquisition, and expenses from other real estate owned increased $322 thousand compared to the same period one year ago.

The Bank recorded a recovery of loan losses totaling $100 thousand for the period compared to a recovery of loan losses of $700 thousand for the same period one year ago. The recovery of loan losses for the first nine months of 2015 was primarily attributable to lower required general and specific reserves comprising the allowance for loan losses.

Balance Sheet

Total assets increased $169.5 million, or 33%, to $688.9 million at September 30, 2015 compared to one year ago and net loans increased $35.9 million, or 10%, to $400.8 million.  Loan growth occurred primarily in real estate loans secured by 1-4 family residential real estate and commercial real estate in both the legacy market and the new southern region.   Total deposits increased $175.0 million, or 40%, to $613.9 million, with noninterest-bearing demand deposits representing 26%, or $46.1 million of the increase, savings and interest-bearing demand deposits comprising 54%, or $93.9 million, and time deposits representing 20%, or $35.0 million of the increase.  The balance sheet growth contributed to a $1.3 million, or 9% increase in net interest income for the nine month period ended September 30, 2015 when compared to the same period of 2014.

Capital and Asset Quality

Asset quality continued to improve as substandard loans decreased by $9.6 million or 48%, to $10.5 million at the end of the third quarter compared to $20.1 million for the same quarter one year ago.  Nonperforming assets, which includes other real estate owned, decreased 27% to $7.7 million at September 30, 2015 compared to $10.5 million one year ago.

Total shareholders’ equity increased $2.8 million to $60.4 million at September 30, 2015, compared to $57.6 million one year ago.  The book value per common share totaled $9.32 at the end of the third quarter. All regulatory capital ratios of the Bank met internal target levels and exceeded regulatory requirements to be considered well-capitalized.

About the Company

First National Corporation, headquartered in Strasburg, Virginia, is the bank holding company of First Bank, a community bank that first opened for business in 1907.  The Bank offers loan, deposit, and wealth management products and services from 17 office locations located throughout the Shenandoah Valley and central regions of Virginia. Banking services are also accessed from the Bank’s website, www.fbvirginia.com, and from a network of ATMs located throughout its market area.  The Bank operates a mortgage division and a wealth management division under the name First Bank Wealth Management.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
Income Statement	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Interest income
Interest and fees on loans	$ 4,854	$ 4,688	$ 4,540	$ 4,623	$ 4,536
Interest on deposits in banks	61	68	5	5	3
Interest on securities	829	618	422	566	622
Dividends on restricted securities	20	18	21	20	20
Total interest income	$ 5,764	$ 5,392	$ 4,988	$ 5,214	$ 5,181

Interest expense
Interest on deposits	$ 282	$ 266	$ 300	$ 327	$ 343
Interest on federal funds purchased	-	1	1	1	2
Interest on trust preferred capital notes	56	55	54	55	55
Interest on other borrowings	-	2	1	26	30
Total interest expense	$ 338	$ 324	$ 356	$ 409	$ 430

Net interest income	$ 5,426	$ 5,068	$ 4,632	$ 4,805	$ 4,751
Recovery of loan losses	-	(100)	-	(3,150)	(100)
Net interest income after recovery of loan losses	$ 5,426	$ 5,168	$ 4,632	$ 7,955	$ 4,851

Noninterest income
Service charges on deposit accounts	$ 897	$ 752	$ 547	$ 644	$ 655
ATM and check card fees	529	497	349	352	367
Wealth management fees	477	499	503	465	494
Fees for other customer services	172	184	107	90	94
Income from bank owned life insurance	106	90	74	101	103
Net gains (losses) on sale of securities	-	-	(52)	765	(91)
Net gains on sale of loans	53	50	55	23	-
Other operating income	10	237	8	9	32
Total noninterest income	$ 2,244	$ 2,309	$ 1,591	$ 2,449	$ 1,654

Noninterest expense
Salaries and employee benefits	$ 3,637	$ 3,597	$ 3,125	$ 2,855	$ 2,668
Occupancy	396	339	317	315	303
Equipment	400	422	281	293	299
Marketing	176	163	97	77	114
Stationery and supplies	116	229	345	75	84
Legal and professional fees	243	431	212	320	250
ATM and check card fees	236	190	155	168	167
FDIC assessment	134	64	67	70	90
Bank franchise tax	131	130	122	105	106
Telecommunications expense	131	100	85	81	75
Data processing expense	130	226	187	140	129
Postage expense	73	80	117	51	50
Amortization expense	226	196	4	4	4
Other real estate owned, net	144	152	(36)	(151)	(23)
Other operating expense	528	536	409	468	437
Total noninterest expense	$ 6,701	$ 6,855	$ 5,487	$ 4,871	$ 4,753

Income before income taxes	$ 969	$ 622	$ 736	$ 5,533	$ 1,752
Income tax expense	243	178	192	1,837	505
Net income	$ 726	$ 444	$ 544	$ 3,696	$ 1,247
Effective dividend and accretion on preferred stock	328	328	329	328	329
Net income available to common shareholders	$ 398	$ 116	$ 215	$ 3,368	$ 918

Common Share and Per Common Share Data
Net income, basic	$ 0.08	$ 0.02	$ 0.04	$ 0.68	$ 0.19
Weighted average shares, basic	4,911,604	4,909,775	4,906,981	4,903,748	4,902,716
Net income, diluted	$ 0.08	$ 0.02	$ 0.04	$ 0.68	$ 0.19
Weighted average shares, diluted	4,913,461	4,911,298	4,911,044	4,903,748	4,902,716
Shares outstanding at period end	4,912,662	4,910,826	4,909,714	4,904,577	4,903,612
Book value at period end	$ 9.32	$ 9.13	$ 9.31	$ 9.17	$ 8.77
Cash dividends	$ 0.025	$ 0.025	$ 0.025	$ 0.025	$ 0.025

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Key Performance Ratios
Return on average assets	0.42%	0.27%	0.43%	2.81%	0.95%
Return on average equity	4.80%	2.97%	3.67%	25.03%	8.64%
Net interest margin	3.40%	3.29%	3.96%	3.96%	3.92%
Efficiency ratio (1)	84.55%	92.54%	87.20%	76.61%	72.74%

Average Balances
Average assets	$ 691,121	$ 671,199	$ 516,259	$ 521,889	$ 521,622
Average earning assets	642,234	625,197	480,490	487,591	487,541
Average shareholders’ equity	60,043	59,957	60,040	58,583	57,217

Asset Quality
Loan charge-offs	$ 637	$ 671	$ 112	$ 80	$ 302
Loan recoveries	83	129	165	231	112
Net charge-offs (recoveries)	554	542	(53)	(151)	190
Non-accrual loans	4,930	6,666	7,170	8,000	8,673
Other real estate owned, net	2,760	2,407	1,949	1,888	1,807
Nonperforming assets	7,690	9,073	9,119	9,888	10,480
Loans over 90 days past due, still accruing	147	600	71	-	2,148
Troubled debt restructurings, accruing	321	324	782	790	796
Special mention loans	15,706	21,278	22,550	23,259	18,411
Substandard loans, accruing	10,496	10,927	15,741	15,792	20,088
Doubtful loans	-	-	-	-	-

Capital Ratios (2)
Total capital	$ 60,232	$ 72,362	$ 72,764	$ 71,941	$ 66,445
Tier 1 capital	55,066	67,400	67,918	67,217	61,693
Common equity tier 1 capital	55,066	67,400	67,918	67,217	61,693
Total capital to risk-weighted assets	14.59%	18.28%	18.86%	19.14%	17.71%
Tier 1 capital to risk-weighted assets	13.34%	17.03%	17.61%	17.88%	16.44%
Common equity tier 1 capital to risk-weighted assets	13.34%	17.03%	17.61%	17.88%	16.44%
Leverage ratio	7.99%	10.06%	13.17%	12.90%	11.85%

Balance Sheet
Cash and due from banks	$ 9,890	$ 11,870	$ 7,529	$ 6,043	$ 6,862
Interest-bearing deposits in banks	66,956	99,274	1,645 5	18,802	3,885
Securities available for sale, at fair value	109,166	112,468	90,8555	83,292	104,710
Securities held to maturity, at carrying value	54,276	37,343	-	-	-
Restricted securities, at cost	1,391	1,391	1,999	1,366	1,636
Loans held for sale	471	1,978	-	328	181
Loans, net of allowance for loan losses	400,838	385,592	391,746	371,692	364,974
Other real estate owned, net of valuation allowance	2,760	2,407	1,949	1,888	1,807
Premises and equipment, net	21,493	21,277	16,298	16,126	16,175
Accrued interest receivable	1,543	1,423	1,256	1,261	1,327
Bank owned life insurance	11,627	11,521	11,431	11,357	11,244
Core deposit intangibles, net	2,539	2,765	51	55	59
Other assets	5,945	6,518	5,650	5,955	6,550
Total assets	$ 688,895	$ 695,827	$ 530,409	$ 518,165	$ 519,410

Noninterest-bearing demand deposits	$ 149,178	$ 147,790	$ 109,927	$ 104,986	$ 103,019
Savings and interest-bearing demand deposits	318,510	322,239	231,885	237,618	224,655
Time deposits	146,219	150,853	96,974	101,734	111,245
Total deposits	$ 613,907	$ 620,882	$ 438,786	$ 444,338	$ 438,919
Federal funds purchased	-	-	1,955	52	5,325
Other borrowings	7	13	15,020	26	6,033
Trust preferred capital notes	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	5,303	6,214	5,057	4,906	2,232
Total liabilities	$ 628,496	$ 636,388	$ 470,097	$ 458,601	$ 461,788

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Balance Sheet (continued)
Preferred stock	$ 14,595	$ 14,595	$ 14,595	$ 14,595	$ 14,595
Common stock	6,141	6,139	6,137	6,131	6,130
Surplus	6,922	6,899	6,881	6,835	6,828
Retained earnings	33,917	33,642	33,649	33,557	30,312
Accumulated other comprehensive loss, net	(1,176)	(1,836)	(950)	(1,554)	(243)
Total shareholders’ equity	$ 60,399	$ 59,439	$ 60,312	$ 59,564	$ 57,622
Total liabilities and shareholders’ equity	$ 688,895	$ 695,827	$ 530,409	$ 518,165	$ 519,410

Loan Data
Mortgage loans on real estate:
Construction and land development	$ 29,935	$ 32,009	$ 33,344	$ 29,475	$ 29,862
Secured by farm land	984	1,025	1,067	1,129	1,193
Secured by 1-4 family residential	179,419	173,265	172,874	163,727	155,298
Other real estate loans	164,677	154,371	157,829	150,673	153,576
Loans to farmers (except those secured by real estate)	3,014	2,645	2,760	2,975	2,905
Commercial and industrial loans (except those secured by real estate)	16,936	16,674	18,660	18,191	20,038
Consumer installment loans	4,165	4,341	4,713	4,785	4,881
Deposit overdrafts	421	419	194	285	248
All other loans	6,862	6,972	7,076	7,170	6,689
Total loans	$ 406,413	$ 391,721	$ 398,517	$ 378,410	$ 374,690
Allowance for loan losses	(5,575)	(6,129)	(6,771)	(6,718)	(9,716)
Loans, net	$ 400,838	$ 385,592	$ 391,746	$ 371,692	$ 364,974

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 4,854	$ 4,688	$ 4,540	$ 4,623	$ 4,536
Interest income – investments and other	910	704	448	591	645
Interest expense – deposits	(282)	(266)	(300)	(327)	(343)
Interest expense – other borrowings	-	(2)	(1)	(26)	(30)
Interest expense – trust preferred capital notes	(56)	(55)	(54)	(55)	(55)
Interest expense – other	-	(1)	(1)	(1)	(2)
Total net interest income	$ 5,426	$ 5,068	$ 4,632	$ 4,805	$ 4,751
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 26	$ 27	$ 26	$ 24	$ 27
Tax benefit realized on non-taxable interest income – municipal securities	60	40	33	42	44
Total tax benefit realized on non-taxable interest income	$ 86	$ 67	$ 59	$ 66	$ 71
Total tax-equivalent net interest income	$ 5,512	$ 5,135	$ 4,691	$ 4,871	$ 4,822

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Nine Months Ended
Income Statement	September 30, 2015	September 30, 2014
Interest income
Interest and fees on loans	$ 14,082	$ 13,154
Interest on deposits in banks	134	33
Interest on securities	1,869	1,936
Dividends on restricted securities	59	62
Total interest income	$ 16,144	$ 15,185

Interest expense
Interest on deposits	$ 848	$ 1,115
Interest on federal funds purchased	2	2
Interest on trust preferred capital notes	165	163
Interest on other borrowings	3	89
Total interest expense	$ 1,018	$ 1,369

Net interest income	$ 15,126	$ 13,816
Recovery of loan losses	(100)	(700)
Net interest income after recovery of loan losses	$ 15,226	$ 14,516

Noninterest income
Service charges on deposit accounts	$ 2,196	$ 1,928
ATM and check card fees	1,375	1,067
Wealth management fees	1,479	1,450
Fees for other customer services	463	307
Income from bank owned life insurance	270	266
Net gains (losses) on sale of securities	(52)	(69)
Net gains on sale of loans	158	-
Other operating income	255	46
Total noninterest income	$ 6,144	$ 4,995

Noninterest expense
Salaries and employee benefits	$ 10,359	$ 7,731
Occupancy	1,052	896
Equipment	1,103	898
Marketing	436	349
Stationery and supplies Legal and professional fees	690 886	258 699
ATM and check card fees	581	493
FDIC assessment	265	384
Bank franchise tax	383	305
Telecommunications expense	316	219
Data processing expense	543	378
Postage expense	270	138
Amortization expense	426	12
Other real estate owned, net	260	(62)
Net loss on disposal of premises and equipment	-	2
Other operating expense	1,473	1,214
Total noninterest expense	$ 19,043	$ 13,914

Income before income taxes	$ 2,327	$ 5,597
Income tax expense	613	1,662
Net income	$ 1,714	$ 3,935
Effective dividend and accretion on preferred stock	985	810
Net income available to common shareholders	$ 729	$ 3,125

Common Share and Per Common Share Data
Net income, basic	$ 0.15	$ 0.64
Weighted average shares, basic	4,909,470	4,901,931
Net income, diluted	$ 0.15	$ 0.64
Weighted average shares, diluted	4,911,951	4,901,931
Shares outstanding at period end	4,912,662	4,903,612
Book value at period end	$ 9.32	$ 8.77
Cash dividends	$ 0.075	$ 0.05

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Nine Months Ended
	September 30, 2015	September 30, 2014
Key Performance Ratios
Return on average assets	0.37%	1.00%
Return on average equity	3.82%	9.41%
Net interest margin	3.52%	3.82%
Efficiency ratio (1)	88.05%	73.15%

Average Balances
Average assets	$ 626,909	$ 526,048
Average earning assets	583,233	491,443
Average shareholders’ equity	60,041	55,881

Asset Quality
Loan charge-offs	$ 1,420	$ 847
Loan recoveries	377	619
Net charge-offs (recoveries)	1,043	228

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 14,082	$ 13,154
Interest income – investments and other	2,062	2,031
Interest expense – deposits	(848)	(1,115)
Interest expense – other borrowings	(3)	(89)
Interest expense – trust preferred capital notes	(165)	(163)
Interest expense – other	(2)	(2)
Total net interest income	$ 15,126	$ 13,816
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 79	$ 83
Tax benefit realized on non-taxable interest income – municipal securities	133	142
Total tax benefit realized on non-taxable interest income	$ 212	$ 225
Total tax-equivalent net interest income	$ 15,338	$ 14,041

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense and net loss on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities and bargain purchase gain.  Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the table above for the quarterly tax-equivalent net interest income and a reconciliation of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for the Bank.